EXHIBIT 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104
Huntington Ingalls Industries Reports Second Quarter Results; Program Execution Generates Operating Margin and EPS Growth

•	Revenues were $1.68 billion for the second quarter of 2013

•	Segment operating margin was 8.1 percent, a 70 bps improvement over Q2 2012

•	Total operating margin was 6.9 percent, up from 6.2 percent in the same period last year

•	Diluted earnings per share was $1.12 for the quarter; pension-adjusted diluted earnings per share was $1.36

•	Cash and cash equivalents at the end of the quarter were $623 million

NEWPORT NEWS, Va. (Aug. 7, 2013) - Huntington Ingalls Industries (NYSE: HII) reported second quarter 2013 revenues of $1.68 billion, down 2.2 percent from the same period last year. Segment operating income for the second quarter was $136 million, compared to $127 million in the same period last year. Total operating income for the quarter was $116 million, up 9.4 percent from $106 million in the same period last year. Pension-adjusted operating income for the second quarter was $134 million, or 8.0 percent of revenue, up from $125 million, or 7.3 percent of revenue, in the comparable period of 2012. The income increases were primarily attributable to additional risk retirement on the SSN-774 Virginia-class (VCS) and National Security Cutter (NSC) programs, partially offset by lower volumes on amphibious assault ships and the receipt of $7 million for resolution of a contract dispute with a private party in the same period last year.
Second quarter diluted earnings per share was $1.12, compared to $1.00 in the same period of 2012. Pension-adjusted diluted earnings per share for the quarter was $1.36, compared to $1.24 in the comparable period of 2012.
New business awards for the quarter were $5.3 billion, bringing total backlog at the end of the quarter to $20.7 billion, of which $13.7 billion is funded. Significant new awards during the period included contracts for the construction of five DDG-51 Arleigh Burke-class destroyers, the inactivation of CVN-65 USS Enterprise and the construction of NSC-6 Munro.
"I am very pleased with the program execution at both Ingalls and Newport News as we drive performance toward our 2015 target of 9-plus percent operating margin," said Mike Petters, HII's president and chief executive officer. "We also continue to strengthen our backlog and long-term revenue visibility through the receipt of major new contract awards."

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Second Quarter 2013 Highlights

	Three Months Ended
	June 30
($ in millions, except per share amounts)	2013	2012	$ Change	% Change
Revenues	$1,683	$1,721	$(38)	(2.2)%
Segment operating income[1]	136	127	9	7.1%
Segment operating margin %[1]	8.1%	7.4%		70 bps
Total operating income	116	106	10	9.4%
Total operating margin %	6.9%	6.2%		73 bps
Net earnings	57	50	7	14.0%
Diluted earnings per share	$1.12	$1.00	$0.12	12.0%
Weighted-average diluted shares outstanding	50.7	50.1

Pension-adjusted Operating Highlights
Total operating income	116	106
FAS/CAS Adjustment	18	19
Pension-adjusted operating income[2]	134	125	9	7.2%
Pension-adjusted operating margin %[2]	8.0%	7.3%		70 bps

Pension-adjusted Net Earnings
Net earnings	57	50
After-tax FAS/CAS Adjustment[3]	12	12
Pension-adjusted net earnings[2]	69	62
Weighted-average diluted shares outstanding	50.7	50.1
Pension-adjusted diluted earnings per share[2]	$1.36	$1.24	$0.12	9.7%
[1] Non-GAAP metrics that exclude non-segment factors affecting operating income. See Exhibit B for definition and reconciliation.
[2] Non-GAAP metrics - see Exhibit B for definition.
[3] Tax effected at 35% federal statutory tax rate.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Operating Segment Results

Ingalls Shipbuilding

	Three Months Ended
	June 30
($ in millions)	2013	2012	$ Change	% Change
Revenues	$672	$756	$(84)	(11.1)%
Operating income (loss)	35	38	(3)	(7.9)%
Operating margin %	5.2%	5.0%		18 bps

Ingalls revenues for the second quarter decreased $84 million, or 11.1 percent, from the same period in 2012, driven by lower sales in amphibious assault ships, partially offset by higher sales in the NSC program and surface combatants. The decrease in amphibious assault ship revenues was due to lower sales on LPD-23 USS Anchorage, LPD-24 USS Arlington, LPD-25 Somerset and LHA-6 America, partially offset by higher sales on LPD-26 John P. Murtha, LPD-27 Portland and LHA-7 Tripoli. Revenues on the NSC program were higher due to higher sales on the construction contracts of NSC-4 Hamilton, NSC-5 James and NSC-6 Munro. Surface combatants revenues were higher because of higher sales on DDG-113 John Finn and DDG-114 Ralph Johnson, partially offset by lower volumes on the DDG-1000 Zumwalt-class destroyer program.
Ingalls operating income for the quarter was $35 million, a decrease of $3 million from the same period in 2012. Operating margin was 5.2 percent, up 18 bps from the comparable period last year. This increase was primarily due to risk retirement on the amphibious assault ships and NSC program, partially offset by the receipt of $7 million for resolution of a contract dispute with a private party in the same period last year.
Key Ingalls program milestones for the quarter:

•	Awarded a $3.3 billion fixed-price incentive, multi-year contract for construction of five Arleigh Burke-class destroyers (DDG 51s)

•	Awarded a $487 million, fixed-price-incentive fee contract to build NSC-6 Munro

•	Awarded a $76.8 million fixed-price contract for long-lead materials on NSC-7 Kimball

•	Authenticated the keel for NSC-5 James

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended
	June 30
($ in millions)	2013	2012	$ Change	% Change
Revenues	$1,031	$979	$52	5.3%
Operating income (loss)	101	89	12	13.5%
Operating margin %	9.8%	9.1%		71 bps

Newport News revenues for the second quarter increased $52 million, or 5.3 percent, from the same period in 2012, primarily driven by higher sales in fleet support services, aircraft carriers and submarines. Higher revenues in fleet support services were primarily the result of volume associated with repair work on SSN-765 USS Montpelier. Aircraft carrier revenues were higher from the comparable period in 2012 due to increased volume on the CVN-72 USS Abraham Lincoln refueling and complex overhaul (RCOH), the construction preparation contract for CVN-79 John F. Kennedy and the inactivation of CVN-65 USS Enterprise. These increases were offset by lower volumes on the CVN-71 USS Theodore Roosevelt RCOH and the construction of CVN-78 Gerald R. Ford. Submarine revenues increased due to higher sales on the VCS program, primarily driven by risk retirement and higher volumes on Block III and the advance procurement of Block IV, partially offset by lower volumes on Block II following the delivery of SSN-783 Minnesota.
Newport News operating income for the quarter was $101 million, a $12 million increase over the same period in 2012. Operating margin was 9.8 percent, up 71 bps from the comparable period in the prior year, primarily driven by risk retirement and performance improvement on the VCS program.
Key Newport News program milestones for the quarter:

•	Delivered SSN-783 Minnesota, the last of the Block II Virginia-class submarines, nearly 11 months ahead of schedule

•	Awarded a $745 million cost-plus-incentive fee contract for the inactivation of CVN-65 USS Enterprise

•	CVN-78 Gerald R. Ford's primary hull structure reached 100 percent completion

•	Received a $60.8 million modification to a previously awarded construction preparation contract for purchase of materials in support of CVN-79 John F. Kennedy construction

The Company
Huntington Ingalls Industries (HII) designs, builds and maintains nuclear and non-nuclear ships for the U.S. Navy and Coast Guard and provides after-market services for military ships around the globe. For more than a century, HII has built more ships in more ship classes than any other U.S. naval shipbuilder at its Newport News Shipbuilding and Ingalls Shipbuilding divisions. Employing about 37,000 in Virginia, Mississippi, Louisiana and California, HII also provides a wide variety of products and services to the commercial energy industry and other government customers, including the Department of Energy. For more information, please visit www.huntingtoningalls.com.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. EDT on Aug. 7. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30		Six Months Ended June 30
(in millions, except per share amounts)	2013	2012	2013	2012
Sales and service revenues
Product sales	$1,423	$1,504	$2,744	$2,857
Service revenues	260	217	501	432
Total sales and service revenues	1,683	1,721	3,245	3,289
Cost of sales and service revenues
Cost of product sales	1,157	1,252	2,243	2,391
Cost of service revenues	227	191	440	376
Income (loss) from operating investments, net	2	4	4	6
General and administrative expenses	185	176	355	342
Operating income (loss)	116	106	211	186
Other income (expense)
Interest expense	(29)	(29)	(59)	(59)
Earnings (loss) before income taxes	87	77	152	127
Federal income taxes	30	27	51	44
Net earnings (loss)	$57	$50	$101	$83

Basic earnings (loss) per share	$1.14	$1.01	$2.02	$1.69
Weighted-average common shares outstanding	50.2	49.5	50.0	49.2

Diluted earnings (loss) per share	$1.12	$1.00	$2.00	$1.67
Weighted-average diluted shares outstanding	50.7	50.1	50.5	49.8

Dividends declared per share	$0.10	$—	$0.20	$—

Net earnings (loss) from above	$57	$50	$101	$83
Other comprehensive income (loss)
Change in unamortized benefit plan costs	210	21	215	45
Other	(1)	—	1	—
Tax benefit (expense) for items of other comprehensive income	(81)	(8)	(86)	(17)
Other comprehensive income (loss), net of tax	128	13	130	28
Comprehensive income (loss)	$185	$63	$231	$111

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	June 30 2013	December 31 2012
Assets
Current Assets
Cash and cash equivalents	$623	$1,057
Accounts receivable, net	1,101	905
Inventoried costs, net	321	288
Deferred income taxes	179	213
Prepaid expenses and other current assets	45	21
Total current assets	2,269	2,484
Property, plant, and equipment, net	1,990	2,034
Goodwill	881	881
Other purchased intangibles, net	537	548
Long-term deferred tax asset	253	329
Miscellaneous other assets	117	116
Total assets	$6,047	$6,392
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$287	$377
Accrued employees’ compensation	193	235
Current portion of long-term debt	52	51
Current portion of postretirement plan liabilities	148	166
Current portion of workers’ compensation liabilities	223	216
Advance payments and billings in excess of revenues	108	134
Other current liabilities	209	205
Total current liabilities	1,220	1,384
Long-term debt	1,765	1,779
Pension plan liabilities	1,065	1,301
Other postretirement plan liabilities	654	799
Workers’ compensation liabilities	406	403
Other long-term liabilities	64	59
Total liabilities	5,174	5,725
Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock	1	—
Additional paid-in capital	1,904	1,894
Retained earnings (deficit)	91	—
Treasury stock	(27)	(1)
Accumulated other comprehensive income (loss)	(1,096)	(1,226)
Total stockholders’ equity	873	667
Total liabilities and stockholders’ equity	$6,047	$6,392

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30
($ in millions)	2013	2012
Operating Activities
Net earnings (loss)	$101	$83
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	82	82
Amortization of purchased intangibles	11	10
Amortization of debt issuance costs	4	4
Stock-based compensation	19	16
Excess tax benefit related to stock-based compensation	(3)	—
Deferred income taxes	28	29
Change in
Accounts receivable	(196)	(167)
Inventoried costs	(25)	25
Prepaid expenses and other assets	(28)	(11)
Accounts payable and accruals	(146)	(158)
Retiree benefits	(184)	(92)
Other non-cash transactions, net	—	1
Net cash provided by (used in) operating activities	(337)	(178)
Investing Activities
Additions to property, plant, and equipment	(55)	(57)
Net cash provided by (used in) investing activities	(55)	(57)
Financing Activities
Repayment of long-term debt	(13)	(15)
Dividends paid	(10)	—
Repurchases of common stock	(25)	—
Proceeds from stock option exercises	3	4
Excess tax benefit related to stock-based compensation	3	—
Net cash provided by (used in) financing activities	(42)	(11)
Change in cash and cash equivalents	(434)	(246)
Cash and cash equivalents, beginning of period	1,057	915
Cash and cash equivalents, end of period	$623	$669
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$41	$8
Cash paid for interest	$55	$55
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$3	$2

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “pension-adjusted operating income,” “pension-adjusted operating margin,” “pension-adjusted net earnings,” and “pension-adjusted diluted earnings per share.”

Segment operating income is operating income before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is segment operating income as a percentage of total sales and service revenues.

Pension-adjusted operating income is total operating income adjusted for the FAS/CAS Adjustment.

Pension-adjusted operating margin is pension-adjusted operating income as a percentage of total sales and service revenues.

Pension-adjusted net earnings is net income adjusted for the tax effected FAS/CAS Adjustment.

Pension-adjusted diluted earnings per share is pension-adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Segment operating income and segment operating margin are two of the key metrics we use to evaluate operating performance because they exclude items that do not affect segment performance. We believe pension-adjusted operating income, pension-adjusted operating margin, pension-adjusted net earnings and pension-adjusted diluted earnings per share are also useful metrics because they exclude non-operating items that we do not consider indicative of our core operating performance. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these measures are not measures of financial performance under GAAP and may not be defined or calculated by other companies in the same manner.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended
	June 30
($ in millions)	2013	2012
Sales and Service Revenues
Ingalls	$672	$756
Newport News	1,031	979
Intersegment eliminations	(20)	(14)
Total Sales and Service Revenues	1,683	1,721
Segment Operating Income
Ingalls	35	38
As a percentage of revenues	5.2%	5.0%
Newport News	101	89
As a percentage of revenues	9.8%	9.1%
Total Segment Operating Income	136	127
As a percentage of revenues	8.1%	7.4%
Non-segment factors affecting operating income
FAS/CAS Adjustment	(18)	(19)
Deferred state income taxes	(2)	(2)
Total Operating Income	116	106
Interest expense	(29)	(29)
Federal income taxes	(30)	(27)
Total Net Earnings	$57	$50

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com